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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) July 14, 2000 (July 6, 2000)
                               PREDICT IT, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                        0-28263                 84-1433978
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
   of Incorporation)                                       Identification No.)

                               268 W. 44th Street
                            New York, New York 10036

                         (Address of principal executive
                           offices including zip code)

                                 (212) 217-1200

                       (Registrant's telephone number,
                             including area code)


                                      N.A.
        (Former name or former address, if changed since last report)


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Item 5. Other Events.

      On July 6, 2000, the Board of Directors of Predict It, Inc. (the "Company") approved the extension of the Company's current private placement until July 21, 2000 (the "Offering"). In such Offering, the Company is offering up to $8,000,000 of Units, each Unit consisting of (i) 10,000 shares of the Company's Series B Convertible Preferred Stock, and (ii) Warrants to purchase 200,000 shares of the Company's Common Stock, at an exercise price equal to $1.00 per share. The purchase price per unit is $100,000. The Offering may be increased to $12,000,000 to cover over-subscriptions.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PREDICT IT, INC.
                                                      (Registrant)


Dated July 14, 2000                                   By: /s/ Andrew P. Merkatz
                                                         -----------------------
                                                      Andrew P. Merkatz
                                                      President